Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 99 to the registration statement of BT Investment Funds on Form N-1A ("Registration Statement") of our report dated December 27, 2002 to the financial statements and financial highlights which appear in the October 31, 2002 Annual Report to Shareholders of International Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Counsel and Independent Accountants" and "Financial Highlights" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 24, 2003